Exhibit 10.9
EMPLOYEE CONFIDENTIALITY AGREEMENT

This Employee Confidentiality Agreement ("Agreement") is made as of May 17, 2010 (the "Effective Date") by and between Victoria Industries, Inc., a Nevada corporation (to be named as Motor Sport Country Club Holdings, Inc.) ("Party-1") and Robert A. Newson, an individual ("Party-2"), and

Party-2 is employed by Party-1 in the following role: (President and Chief Operating Officer) (the "Business Purpose"). In the course of that employment regarding the Business Purpose, Party-1 may disclose to Party-2 certain Confidential Information (as that term is later defined). By virtue of this Agreement, each party wishes to protect the confidentiality of such Confidential Information.

Party-1 and Party-2 therefore agree as follows:

1. DEFINITIONS.

(a) "Confidential Information" means private or confidential information, data or materials of Party-1, and all such private or confidential information, data or materials must be marked as "confidential" or "proprietary" to the disclosing party, however, for oral disclosures of information, data or materials, the disclosing party may describe the disclosure within twenty (20) days thereafter in a written notice provided to Contractor, referencing the time, date, and receiving individuals for the disclosure, at which point such described information, data or materials become Confidential Information of the disclosing party on a going forward basis from the date of receiving party's receipt of such letter.

(b) "Government Authority" means any governmental authority or court, tribunal, agency, department, commission, arbitrator, board, bureau, or instrumentality of the United States of America or any other country or territory, or domestic or foreign state, prefecture, province, commonwealth, city, county, municipality, territory, protectorate or possession.  (c) "Law" means all Laws, statutes, ordinances, codes, regulations and other pronouncements having the effect of Law of any Government Authority.

2. EMPLOYMENT.

(a) No Employment Agreement.  Party-2 acknowledges and agrees that employment with Party-1 is on an at-will basis, and either Party-1 or Party-2 may terminate the employment relationship at any time, for convenience, for any reason or no reason, and with or without cause. This Agreement is not an employment agreement and is concerned only with this Agreement's subject matter.

(b) OPPORTUNITY TO CONSULT WITH COUNSEL AND NO CONSTRUCTION AGAINST THE DRAFTER.  PARTY-2 ACKNOWLEDGES AND AGREES THAT PARTY-2 HAD A FULL AND AMPLE OPPORTUNITY TO CONSULT LEGAL COUNSEL REGARDING THIS AGREEMENT PRIOR TO SIGNING, HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT, AND HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION, INCLUDING, BUT NOT LIMITED TO, PARTY-2'S RIGHTS, OBLIGATIONS, AND APPLICABLE TERMS AND CONDITIONS.  BOTH PARTIES ACKNOWLEDGE AND AGREE THAT ANY INTERPRETATION OF THIS AGREEMENT MAY NOT BE CONSTRUED AGAINST PARTY-1 BECAUSE IT DRAFTED THIS AGREEMENT.

3. CONFIDENTIALITY.

(a) Confidential Information Disclosures. In the performance of this Agreement Party-2 may receive the Confidential Information of Party-1. Disclosures of Confidential Information made by Party-1 (or the "disclosing party") to Party-2 (or the "receiving party"), are pursuant to all terms and conditions of this Agreement. All Confidential Information of the disclosing party will remain the exclusive property of the disclosing party.  The terms and conditions of this Agreement are deemed to be Confidential Information of both parties.

(b) Exclusions. Confidential Information does not include information, data or materials that, as proved by written records:   (i) Public Domain. Are or become a part of the public domain through no act or omission on the part of the receiving party and no violation of any obligation of nondisclosure by any third party; or  (ii) Independently Developed. Are independently developed by the receiving party without reference to the disclosing party's Confidential Information, as evidenced through written records created in the normal course of the receiving party's business; or  (iii) Third Party Source. Are disclosed to the receiving party through a third party source or series of sources without any violation of nondisclosure with respect to such information, data or materials by any source(s) in the series (however, such information only becomes Confidential Information once the receiving party is aware of such breach).

(c) Duties. Without limiting any other obligations under this Agreement, the parties agree to the following specified duties:   (i) Nondisclosure and Uses. The receiving party must use commercially reasonable methods, at least as substantial as the methods it uses to protect its own confidential information, data and materials of a similar nature, to maintain the confidentiality of the Confidential Information by not copying, publishing, disclosing to third parties or using the Confidential Information; except the receiving party may use the Confidential Information in order to perform the receiving party's obligations or engage in activities contemplated under the Business Purpose. A receiving party may not modify or delete any proprietary rights legend appearing in the disclosing party's Confidential Information.   (ii) Disclosures to Agents and Subcontractors. A receiving party may share Confidential Information with: (a) its attorneys under an obligation of confidentiality and nondisclosure no less protective of the disclosing party's Confidential Information than the terms and conditions of this Agreement; and (b) its subcontractors pursuant to a written confidentiality agreement no less protective of the disclosing party's Confidential Information than this Agreement (a "Subcontractor Confidentiality Agreement"), provided that in no event may an attorney or subcontractor of a receiving party disclose Confidential Information to any other third party, with the exception of a Government Authority to which a disclosure may be made (for subcontractors, only pursuant to a provision in the Subcontractor Confidentiality Agreement identical to Section 2.4 (Disclosures Required by Law) of this Agreement), except that the attorney or subcontractor must give the prior notice required therein to both the receiving party and the disclosing party. Receiving party agrees to assume all liability and responsibility for such attorneys'' and subcontractors' compliance with and breach of the terms and conditions of this Agreement as if such attorneys' and subcontractors' acts and omissions were receiving party's own.  (iii) Notice. Upon discovery, receiving party agrees to provide disclosing party immediate telephonic and written notice of a breach of: (a) any obligation of confidentiality and nondisclosure required hereunder prior to a disclosure; and (b) any Subcontractor Confidentiality Agreement.  (iv) Return of Confidential Information. After a request by the disclosing party, and after termination or expiration of this Agreement, receiving party must within thirty (30) days return or destroy (and certify to such destruction in writing, such certification not to be unreasonably withheld or delayed) all Confidential Information of the disclosing party, including, without limitation: (a) all tangible and electronic documents, drawings, materials, hardware, disks, tapes; and (b) all copies, notes, summaries and excerpts of any of the foregoing; and (c) all Confidential Information in the possession of any third parties to whom receiving party disclosed Confidential Information pursuant to this Agreement. Notwithstanding the foregoing, receiving party may retain Confidential Information as required by applicable Laws or orders of a Government Authority with jurisdiction over receiving party (the "Retention Requirements"), and any such uses or disclosures of Confidential Information by the receiving party will be limited to only those uses and disclosures mandated by the Retention Requirements.

d) Disclosures Required by Law. In the event any Confidential Information is required to be disclosed by Law or order of any Government Authority having jurisdiction over the receiving party (including as necessary for a party to assert a claim in a court of competent jurisdiction), before any such disclosure the receiving party will provide notice to the disclosing party reasonably sufficient to allow the disclosing party the opportunity to apply for a protective order or other restriction regarding such disclosure. In the event such Confidential Information is disclosed in such circumstances, such Confidential Information shall continue to constitute Confidential Information in all other circumstances pursuant to this Agreement.

4. NON-COMPETITION AND NON-SOLICITATION.

a) Non-Competition.  Employee agrees to not, directly or indirectly, during the course of employment and for a period of one (1) year thereafter: (i) Customers.  Solicit the trade or patronage of any customers or prospective customers or suppliers of Company with respect to any technologies, services, products, trade secrets or other matters in which Company is actively involved or becomes involved during the term of Employee's employment with the Company; or  (ii) Competitors. Engage in any business or employment, or aid or endeavor to assist any third party, which is in competition with the products and/or services of Company.

(b) Non-Solicitation. Employee agrees to not, directly or indirectly, during the course of employment or for a period of one (1) year thereafter, solicit or aid third parties to solicit any employee or consultant of Company to leave their employment or engagement with Company in order to accept employment of any kind with any other person, including, but not limited to, any firm, company, partnership or corporation.

(c) Acknowledgement. Employee acknowledges that the scope, geography, and time restrictions of this provision are reasonable. The parties intend that this provision be enforced to the greatest extent permissible.  Therefore, should a court of competent jurisdiction hold any portion of this provision to be invalid, this provision is deemed automatically amended to the extent made necessary by the court's opinion, and Employee agrees to execute any and all documents necessary to evidence such amendment. Further, in the event that Employee breaches this provision, then the time limitation of this provision is extended for a period of time equal to the period of time during which the breach occurred.

5. DEVELOPMENTS.

(a) Definitions.  "Developments" means, without limitation, all developments, inventions, "know-how", ideas, technological developments, discoveries, improvements, works of authorship, semiconductor chips, mask works, databases, trademarks, service marks, logos, designs, slogans, trade names, domain names, products, technical and statistical data, package designs, product designs, any other designs, models, trade secrets, computer hardware and software, algorithms, improvements and devices.  "Employee Developments" means all Developments conceived, developed or made by Party-2, either alone or with others, in whole or in part, during Party-2's employment with Party-1, which are useful in, or directly or indirectly relate to Party-1's business or business plans.

(b) Grant and Assignment.  Party-2 acknowledges and agrees that all Employee Developments are owned by Party-1 in the entirety as: (a) "works made for hire" (to the extent permitted by Law) in which Party-1 owns all copyrights as the author and all other intellectual property and proprietary rights, if legally applicable; and (b) the exclusive owner or assignee of all intellectual property and proprietary rights to the Employee Developments, including, but not limited to, all rights to the Employee Developments' inventions, know-how and processes.  To the extent that any works within the Employee Developments may not be considered "works made for hire" under the United States copyright Laws, and to the extent that any rights to the Employee Developments may be vested in Party-2, Party-2 hereby irrevocably grants and assigns, free and clear of any liens, claims or encumbrances, exclusively to Party-1, each and every right in the Employee Developments throughout the world, including all copyright, patent, trade secret, and all other intellectual property and proprietary rights, together with all renewals and extensions thereto, and the right to bring actions for past and future infringement.  This grant and assignment may be confirmed in a form acceptable to Party-1.

(c) Securing Rights.  Party-2 acknowledges and agrees to take all appropriate steps at the request of Party-1, to secure for Party-1 the rights and benefits of Party-1 in and to the Employee Developments, to protect Party-1's rights in the Employee Developments, and to appoint Party-1 as Party-2's attorney-in-fact to enable Party-1 to record, file and prosecute any application for, and acquire, maintain and enforce, any intellectual property and proprietary rights and any other rights in the Employee Developments throughout the universe in all languages and in all media and forms of expression and communication now or later developed. Party-2 agrees to waive any and all rights of attribution and integrity Party-2 may have in any of the Employee Developments under Section 17 U.S.C. §203 of the United States copyright Laws and any right of privacy or publicity for the Employee Developments identified for all uses as stated and contemplated.

(d) Ownership.   (i) Supplied Tools. Party-1 retains the exclusive ownership interest in all tools, materials, software, hardware, and any other equipment or supplies that Party-1 may provide to Party-2 during Party-2's employment with Party-1 ("Supplied Tools"), and Party-2 acknowledges Party-1's exclusive ownership interest in the Supplied Tools and agrees not to contest such interest.    (ii) Limited Use. Party-2 may use the Supplied Tools only to perform Party-2's job responsibilities during the Term.  (iii) Disclosures.  Party-2 agrees to disclose in writing to Party-1, and comply with all Party-1 policies and procedures pertaining to, all Employee Developments.

(e) Application for Waiver.  Party-2 may apply to the chief executive officer of Party-1 from time to time for a waiver from Party-2's grant and assignment obligations for the Employee Developments.  In deciding whether or not to grant such a waiver, Party-1 shall reasonably consider the following factors, any one of which may or may not be dispositive, but the decision to grant such a waiver is entirely within Party-1's discretion:  (i) Whether any Supplied Tools, facility, or Confidential Information of Party-1 was used in developing the Employee Developments;  (ii) Whether the Employee Developments were developed entirely outside of Party-2's job responsibilities;  (iii) Whether the Employee Developments relate directly to Party-1's business;   (iv) Whether the Employee Developments relate to Party-1's actual or demonstrably anticipated research or development; and/or   (v) Whether the Employee Developments result from any work performed by Party-2 for Party-1.

(f) Background Developments.   (i) Applicability.  Party-2 may provide certain Developments, created prior to the Term and Party-2's employment with Party-1, which underlie, pertain to, are embodied by or become embodied in any Employee Developments ("Background Developments").    (ii) License to Background Developments.  However, in the event that any Employee Developments and any other Developments that incorporate elements which are Background Developments, Party-2 hereby grants and agrees to grant to Party-1, free and clear of an liens, claims or encumbrances, an irrevocable, perpetual, non-exclusive, worldwide, transferable, fully-paid up, royalty-free license in the Background Developments to permit Party-1 to exercise the rights, in both print and electronic format, and any other format, to make, use, sell, have made and manufactured, have sold, offer for sale, design, reproduce, make derivative works from, publicly display, publicly perform, and publicly distribute the Background Developments, as well as any new designs or derivations of the Background Developments, including, but not limited to, any and all moral rights of attribution and integrity, and to otherwise exploit all Background Developments.  Party-2 has listed below the only Background Developments that are or might be incorporated into the Employee Developments and any obligations owed to third parties regarding the Background Developments (failure to list indicates there are none):

6. TERM AND SURVIVAL.

(a) Term.  The term of this Agreement (the "Term") commences on the Effective Date and ends at the end of Party-2's employment with Party-1.

(b) Survival. The following captioned sections survive any termination, expiration or non-renewal of this Agreement: "Nondisclosure and Uses" (only for purposes of complying with Section 3.3.5 (Return of Confidential Information) and only for thirty (30) days or such longer period as necessary to comply with the Retention Requirements, also, if any personnel of a receiving party retains in their memory any specific contents of a disclosing party's Confidential Information, such specific contents may not ever be disclosed to any third parties except under "Disclosures Required by Law"), "Return of Confidential Information", "Disclosures Required by Law", "Survival", and "General".  "Non-Competition" and "Non-Solicitation" survive for the length time stated therein.

7. GENERAL.

Entire Agreement and Amendments. This Agreement is the entire agreement between the parties and supersedes all earlier and simultaneous agreements regarding the subject matter, including, without limitation, any invoices, business forms, purchase orders, proposals or quotations. This Agreement may be amended only in a written document, signed by both parties. Independent Contractors, Third Party Beneficiaries, and Subcontractors.  The parties acknowledge that they are independent contractors under this Agreement, and except if expressly stated otherwise, none of the parties, nor any of their employees or agents, has the power or authority to bind or obligate another party.  Except if expressly stated, no third party is a beneficiary of this Agreement.  Party-1 may not subcontract any obligation under this Agreement without Party-2's prior written consent. Party-2 can subcontract without Party-1's consent. Each party is responsible for its subcontractors' compliance with and breach of this Agreement as if the subcontractors' acts and omissions were the party's own. Governing Law and Forum.  All claims regarding this Agreement are governed by and construed in accordance with the Laws of Colorado, applicable to contracts wholly made and performed in such jurisdiction, except for any choice or conflict of Law principles, and must be litigated in Colorado, regardless of the inconvenience of the forum, except that a party may seek temporary injunctive relief in any venue of its choosing.  The parties acknowledge and agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.  Assignment.  This Agreement binds and inures to the benefit of the parties' successors and assigns. This Agreement is not assignable, delegable, sublicenseable or otherwise transferable by any party in whole or in part without the prior written consent of the other party (or parties). Any transfer, assignment, delegation or sublicense by a party without such prior written consent is invalid. However, any party may assign this Agreement to a third party purchasing: (a) majority control of the party's equity shares; or (b) all or substantially all of either (i) a party's assets or (ii) the assets of the party's relevant business unit under this Agreement.  No Waivers, Cumulative Remedies.  A party's failure to insist upon strict performance of any provision of this Agreement is not a waiver of any of its rights under this Agreement. Except if expressly stated otherwise, all remedies under this Agreement, at Law or in equity, are cumulative and nonexclusive.

Severability.  If any portion of this Agreement is held to be unenforceable, the unenforceable portion must be construed as nearly as possible to reflect the original intent of the parties, the remaining portions remain in full force and effect, and the unenforceable portion remains enforceable in all other contexts and jurisdictions.

Notices.  All notices, including notices of address changes, under this Agreement must be sent by registered or certified mail or by overnight commercial delivery to the address set forth in this Agreement by each party.

Captions and Plural Terms.

All captions are for purposes of convenience only and are not to be used in interpretation or enforcement of this Agreement.  Terms defined in the singular have the same meaning in the plural and vice versa.

IN WITNESS WHEREOF, the parties execute this Agreement as of the Effective Date. Each person who signs this Agreement below represents that such person is fully authorized to sign this Agreement on behalf of the applicable party.

ROBERT A. NEWSON	NAME:
FOR: